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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


Parent
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Kentucky First Bancorp, Inc.

                                            State or Other          Percentage
Subsidiaries (1)                     Jurisdiction of Incorporation   Ownership
----------------                     -----------------------------  -----------
First Federal Savings Bank           United States                         100%

Cynthiana Service Corporation (2)    Kentucky                              100%

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(1)  The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in the financial statements attached hereto as an exhibit.
(2)  Wholly owned subsidiary of First Federal Savings Bank.